As filed with the Securities and Exchange Commission on March   , 1994
                                           Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               THE BOEING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                 DELAWARE                            91-0425694
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          7755 EAST MARGINAL WAY SOUTH
                            SEATTLE, WASHINGTON 98108
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES; ZIP CODE)


                           DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS OF THE BOEING COMPANY
                            (FULL TITLE OF THE PLAN)


                                 HEATHER HOWARD
                    CORPORATE SECRETARY AND CORPORATE COUNSEL
                          7755 EAST MARGINAL WAY SOUTH
                            SEATTLE, WASHINGTON 98108
                                  206: 655-7531
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                               Proposed      Proposed
  Title of                     maximum       maximum
 securities       Amount       offering      aggregate       Amount of
 to be            to be        price per     offering        registra-
 registered      registered    share (1)     price (1)       tion fee

Common
stock, par        125,000       $45.6875    $5,710,937.50    $1,969.29
value $5.00       shares(2)
per share

(1)Estimated solely for the purpose of calculating the registration fee, pur-suant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $45.6875, based on the average of the high and low sales prices for the registrant's common stock on March 17, 1994, as reported for New York Stock Exchange Composite Transactions.

(2)Includes an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this registration statement:

(a)The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which contains audited financial statements for the most recent year for which such statements have been filed;

(b)All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)The description of the registrant's common stock contained in the registration statement on Form 10 (Registration No. 1-442), filed with the Commission on April 20, 1935, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which documents indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The opinion of counsel as to the legality of the securities which may be issued under the Plan is given by Heather Howard, Corporate Secretary and Corporate Counsel for the registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article VII, Section 4 of the registrant's By-Laws provides for indemnification of the registrant's directors and officers to the full extent permitted under Delaware law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Twelfth of the registrant's Restated Certificate of Incorporation provides that, to the full extent that Delaware law permits the limitation or elimination of the liability of directors, a director of the registrant will not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Officers and directors of the registrant are covered by insurance which, with certain exceptions and within certain limitations, indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error or misstatement, misleading statement, wrong act or omission, neglect or breach of duty.

Article Sixth of the registrant's Restated Certificate of Incorporation provides that the personal liability of each director of the registrant to the registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director is limited to the fullest extent permitted by the Delaware General Corporation Law.

The registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

Directors and officers of the registrant are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any violation of statute, alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

ITEM 8. EXHIBITS

Exhibit
Number                              Description
- ------------------------------------------------------------------------------

  5 Opinion of counsel regarding legality of the common stock being registered

23.1  Consent of Deloitte & Touche

23.2  Consent of counsel (included in Exhibit 5)

24    Power of Attorney (see signature page)

99    Deferred Compensation Plan for Directors of The Boeing Company


ITEM 9. UNDERTAKINGS

(A) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 28, 1994.

                                THE BOEING COMPANY

                                By  /s/ Frank Shrontz
                                Frank Shrontz
                                Chairman of the Board and
                                Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints collectively and individually Frank Shrontz, Philip M. Condit and Douglas P. Beighle as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 28, 1994.

























Signature
- ---------

/s/ Frank Shrontz
- ------------------------------------------------  Chairman of the Board and
Frank Shrontz                                     Chief Executive Officer

/s/ Boyd E. Givan
- ------------------------------------------------   Senior Vice President
Boyd E. Givan                                      and Chief Financial Officer

/s/ Thomas M. Budinich
- -------------------------------------------------  Vice President and Controller
Thomas M. Budinich

/s/ Robert A. Beck
- ------------------------------------------------   Director
Robert A. Beck

/s/ Philip M. Condit
- --------------------------------------------------  President and Director
Philip M. Condit

/s/ John B. Fery
- ------------------------------------------------    Director
John B. Fery

/s/ Paul E. Gray
- ------------------------------------------------    Director
Paul E. Gray

/s/ Harold J. Haynes
- ------------------------------------------------    Director
Harold J. Haynes

/s/ Stanley Hiller, Jr.
- -----------------------------------------------     Director
Stanley Hiller, Jr.

/s/ George M. Keller
- ------------------------------------------------    Director
George M. Keller

/s/ Donald E. Petersen
- ------------------------------------------------    Director
Donald E. Petersen

/s/ Charles M. Pigott
- ------------------------------------------------    Director
Charles M. Pigott

/s/ Rozanne L. Ridgway
- ------------------------------------------------    Director
Rozanne L. Ridgway


- -------------------------------------------------   Director
George H. Weyerhaeuser


                                INDEX TO EXHIBITS
Exhibit
Number   Description
- ----------------------------

5 Opinion of counsel regarding legality of the common stock being registered

23.1     Consent of Deloitte & Touche

23.2     Consent of counsel (included in Exhibit 5)

24       Power of Attorney (see signature page)

99       Deferred Compensation Plan for Directors of The Boeing Company